UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado     80120

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2014, we filed a Certificate of Change with the Nevada Secretary of State in order to effectuate a one-for-four (1:4) reverse stock split (the “Reverse Split”) and a contemporaneous one-for-four (1:4) reduction in the number of our authorized shares of common stock, par value $0.001 (our “Common Stock”) from 194,444,445 to 48,611,111 shares, in accordance with the procedure authorized by Nevada Revised Statutes Sections 78.207 and 78.209. Our board of directors approved this corporate action by resolutions adopted at meetings duly held on March 6, 2014 and March 18, 2014. The Reverse Split did not require stockholder approval.

The Reverse Split was effective for trading purposes at the market opening on March 19, 2014, at which time our Common Stock began trading on the NYSE MKT on a split-adjusted basis. Our Common Stock continues to trade under the symbol “AMZG.” The new CUSIP number for our Common Stock post-Reverse Split is 02554F 300.

We will round up to the next full share of our Common Stock any fractional shares that result from the Reverse Split. We may also issue additional shares of our Common Stock to any record or beneficial holder thereof, who, solely as a result of the Reverse Split and without such additional issuance, would otherwise lose the status as a holder of a round lot of shares of our Common Stock.

A copy of the Certificate of Change is attached as Exhibit 3(i).7 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

3(i).7*	Certificate of Change

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2014	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby President and Chief Executive Officer